Exhibit 4.13

SBA COMMUNICATIONS CORPORATION

1.875% Convertible Senior Notes due 2013

INDENTURE

Dated as of May 16, 2008

U.S. BANK NATIONAL ASSOCIATION

Trustee

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Exhibit A	-	Form of Note

Exhibit B	-	Form of Restrictive Legend for Common Stock Issued Upon Conversion

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INDENTURE dated as of May 16, 2008 between SBA COMMUNICATIONS CORPORATION, a Florida corporation, as issuer (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Company has duly authorized the creation of an issue of its 1.875% Convertible Senior Notes due 2013 (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes, when the Notes are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized,

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Notes, as follows:

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” has the meaning specified for Additional Interest in the Registration Rights Agreement.

“Additional Shares” has the meaning specified in Section 10.03.

“Adjustment Event” has the meaning specified in Section 10.04(k).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified

Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.08(b)(vi).

“Bankruptcy Law” has the meaning specified in Section 6.01.

“Bid Solicitation Agent” means the financial institution appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 10.01(2). The Bid Solicitation Agent appointed by the Company shall initially be the Trustee.

“Board of Directors” means the Board of Directors of the Company or, other than in the case of the definition of “Continuing Directors,” any committee thereof duly authorized to act on behalf of such Board.

“Business Day” has the meaning specified in Section 11.08.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company, or such other capital stock into which the Company’s common stock is reclassified or changed.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the indenture securities.

“Continuing Director” means a director who either was a member of the Board of Directors on May 12, 2008 or who becomes a director of the Company subsequent to that date and whose election, appointment or nomination for election by the stockholders of the Company, is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.

“Conversion Agent” means the agency appointed by the Company to which Notes may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Date” has the meaning specified in Section 10.02(a).

“Conversion Notice” has the meaning specified in Section 10.02(a).

“Conversion Obligation” has the meaning specified in Section 10.01.

“Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 10.01.

“Conversion Value,” for every $1,000 principal amount of a Note being converted, means an amount equal to the sum of the Daily Conversion Values for each of the forty-five (45) Settlement Period Trading Days in the Settlement Period.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Administration or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Current Market Price” means the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the declaration date for the distribution requiring such computation.

“Custodian” has the meaning specified in Section 6.01.

“Daily Conversion Value” for any Settlement Period Trading Day equals 1/45th of (x) the Conversion Rate in effect on that Settlement Period Trading Day multiplied by (y) the VWAP of the Common Stock on that Settlement Period Trading Day.

“declaration date” and “date of declaration” shall mean, with respect to a distribution by the Company to all or substantially all of its holders of Common Stock, the date on which the distribution has been authorized by the Board of Directors under applicable law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.13.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Determination Date” has the meaning specified in Section 10.04(k).

“Distributed Property” has the meaning specified in Section 10.04(c).

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning specified in Section 10.03.

“Event of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means, in respect of a dividend or distribution to holders of Common Stock, the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Common Stock to its buyer.

“Expiration Date” has the meaning specified in Section 10.04(e).

“Expiration Time” has the meaning specified in Section 10.04(e).

“Fair Market Value” means the amount that a willing buyer would pay to a willing seller in an arms’ length transaction, as determined by the Board of Directors.

“Fixed Cash Amount” has the meaning specified in Section 10.02(b).

“Full Interest Period” means a period of days during which interest accrues from, and including, an Interest Payment Date to, but excluding, the next Interest Payment Date.

“Fundamental Change” shall be deemed to have occurred at such time after the original issuance of the Notes that any of the following occurs:

(i) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Company, its Subsidiaries or the employee benefit plans of the Company or any such Subsidiary of the Company, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(ii) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any conveyance, transfer, sale, lease or other disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change;

(iii) Continuing Directors cease to constitute at least a majority of the Board of Directors;

(iv) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(v) the Common Stock (or other common stock into which the Notes are then convertible) ceases to be quoted or listed on a national securities exchange or quoted on the Nasdaq Global Select Market, Nasdaq Global Market or another established automated over-the-counter trading market in the United States;

provided, however, that a Fundamental Change shall not be deemed to have occurred if at least 95% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of Publicly Traded Securities, and as a result of such transaction or transactions, the Notes become convertible into such Publicly Traded Securities in accordance with Section 10.05, subject to the provisions of Section 10.02.

For purposes of this definition, whether a “person” is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Expiration Time” has the meaning specified in Section 3.01(a)(1).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(a)(1).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).

“Global Notes” has the meaning specified in Section 2.02.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Purchasers” means each of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Lehman Brothers Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, Greenwich Capital Markets, Inc. and TD Securities (USA) LLC (each, an “Initial Purchaser”).

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Defaulted Interest, if any, Additional Interest, if any, and Reporting Additional Interest, if any.

“Interest Payment Date” has the meaning specified in Section 2.03(c).

“Last Reported Sale Price” of the Common Stock on any date means:

(i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported by the Nasdaq Global Select Market or the Nasdaq Global Market; or

(ii) if the Common Stock is not quoted on the Nasdaq Global Select Market or the Nasdaq Global Market, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded; or

(iii) if the Common Stock is not listed for trading on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market on that date as reported by Pink Sheets LLC or similar organization; or

(iv) if the Common Stock is not so quoted by Pink Sheets LLC or similar organization, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose.

The Last Reported Sale Price of the Common Stock will be determined without reference to extended or after hours trading. If during a period applicable for calculating the Last Reported Sale Price of the Common Stock an event occurs that requires an adjustment to the Conversion Rate, the Last Reported Sale Price shall be calculated for such period in a manner determined by the Board of Directors of the Company to appropriately reflect the impact of such event on the price of the Common Stock during such period.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change as described in clauses (i), (ii), (iv) and (v) of the definition thereof, except that the entire “provided however” proviso in clause (ii) of the definition of Fundamental Change shall be disregarded and shall not be given effect for purposes of determining whether a transaction or event is a Make-Whole Fundamental Change.

“Market Disruption Event” means, if the Common Stock is quoted on the Nasdaq Global Select Market or the Nasdaq Global Market or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means May 1, 2013.

“Noteholder” or “Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Notes” means any Notes issued, authenticated and delivered under this Indenture, including any Global Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers. One of the officers executing an Officers’ Certificate in accordance with Section 4.06 shall be the chief executive officer, chief financial officer or chief operating officer of the Company.

“opening of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Paying Agent” has the meaning specified in Section 2.05.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PORTALSM Market” means The PORTAL Market operated by the Nasdaq Stock Market LLC or any successor thereto.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“protected purchaser” has the meaning specified in Section 2.09.

“Publicly Traded Securities” means shares of common stock listed on a national securities exchange or quoted on the Nasdaq Global Select Market or the Nasdaq Global Market that will be so listed or quoted when issued or exchanged in connection with a Fundamental Change.

“Record Date” means, in respect of a dividend or distribution to holders of Common Stock, the date fixed for determination of holders of Common Stock entitled to receive such dividend or distribution.

“Reference Property” has the meaning specified in Section 10.05.

“Register” has the meaning specified in Section 2.05.

“Registrar” has the meaning specified in Section 2.05.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 16, 2008, between the Company and the Representatives, as amended from time to time in accordance with its terms.

“Regular Record Date” means, with respect to any Interest Payment Date of the Notes, the April 15 and October 15 preceding the applicable May 1 and November 1 Interest Payment Date, respectively.

“Reorganization Event” has the meaning specified in Section 10.05.

“Reporting Additional Interest” has the meaning specified in Section 6.12.

“Representatives” means, with respect to the Initial Purchasers, Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and Lehman Brothers Inc.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.

“Restricted Securities” has the meaning specified in Section 2.08(c).

“Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

“Schedule TO” means a Tender Offer Statement under Section 14(d)(1) or 13(e)(1) of the Exchange Act.

“Scheduled Trading Day” means any day on which the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading is scheduled to be open for trading.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Period” means the forty-five (45) consecutive Settlement Period Trading Days:

(i) with respect to Conversion Dates occurring during the period beginning fifty (50) Scheduled Trading Days preceding the Maturity Date, beginning on and including the forty-seventh (47th) Scheduled Trading Day immediately preceding the Maturity Date; and

(ii) in all other cases, beginning on and including the third (3rd) Trading Day following the Conversion Date.

“Settlement Period Market Disruption Event” means:

(i) a failure by the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session; or

(ii) the occurrence or existence prior to 1:00 p.m. on any Trading Day for the Common Stock of an aggregate one half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Settlement Period Trading Day” means a day during which:

(i) trading in the Common Stock generally occurs on the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading; and

(ii) there is no Settlement Period Market Disruption Event;

provided, however, that if on any Trading Day the Common Stock is not traded on any market, then that Trading Day shall nevertheless be a “Settlement Period Trading Day” so long as the market value per share of the Common Stock on that Trading Day can be obtained from a nationally recognized independent investment banking firm retained for these purposes by the Company.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the SEC.

“Special Interest Payment Date” has the meaning specified in Section 2.13(a).

“Special Record Date” has the meaning specified in Section 2.13(a).

“Spin-off” has the meaning specified in Section 10.04(c).

“Stock Price” means:

(i) in the case of a Make-Whole Fundamental Change in which holders of the Common Stock receive only cash as consideration for their shares of Common Stock, the amount of cash paid per share of the Common Stock in such Make-Whole Fundamental Change; or

(ii) in the case of all other Make-Whole Fundamental Changes, the average of the Last Reported Sale Prices of Common Stock over the five (5) consecutive Trading-Day period ending on the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change.

“Stock Price Measurement Period” has the meaning specified in Section 10.01(1).

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Successor Company” has the meaning specified in Section 5.01(a).

“Trading Day” means a day during which:

(i) the Nasdaq Global Select Market or the Nasdaq Global Market is open for trading, or if the Common Stock is not quoted on the Nasdaq Global Select Market or the Nasdaq Global Market, the principal U.S. national or regional securities exchange on which the Common Stock is listed is open for trading, or if the Common Stock is not so quoted or listed, any Business Day; and

(ii) there is no Market Disruption Event.

“Trading Price” per $1,000 principal amount of Notes on any date of determination shall be calculated based on the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 aggregate principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if only two such bids can reasonably be obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained, then that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 aggregate principal amount of Notes, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 95% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

“Trading Price Measurement Period” has the meaning specified in Section 10.01(2).

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture.

“Trust Officer” means any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“VWAP” for the Common Stock means, with respect to any Settlement Period Trading Day during the Settlement Period, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page SBAC.UQ <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Settlement Period Trading Day; or if such volume-weighted average price is unavailable, the market value per share of the Common Stock on such Settlement Period Trading Day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Wholly Owned Subsidiary” means a Subsidiary of the Company, all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

SECTION 1.02. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) “or” is not exclusive;

(3) “including” means including without limitation; and

(4) words in the singular include the plural and words in the plural include the singular.

ARTICLE 2

The Notes

SECTION 2.01. Designation, Amount and Issuance of Notes. The Notes shall be designated as “1.875% Convertible Senior Notes due 2013.” The Notes will not exceed the aggregate principal amount of $550,000,000 (except pursuant to Sections 2.04, 2.11 and 3.03 hereof). Upon the execution of this Indenture, or from time to time thereafter, Notes may be executed by the Company and delivered to the Trustee for authentication.

SECTION 2.02. Form of the Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the custodian for the Global Notes, the Depositary or by The NASDAQ Stock Market LLC in order for the Notes to be tradable on The PORTALSM Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.08(b), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (the “Global Notes”). The transfer and exchange of beneficial interests in any such Global Notes shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.08(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

Any Global Notes shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Global Note, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal of, interest on and premium, if any, on any Global Notes shall be made to the Depositary in immediately available funds.

SECTION 2.03. Date and Denomination of Notes; Payment at Maturity; Payment of Interest.

(a) Date and Denomination. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Notes attached as Exhibit A hereto.

(b) Payment at Maturity. The Notes shall mature on May 1, 2013, unless earlier converted or repurchased in accordance with the provisions hereof. On the Maturity Date, each Holder shall be entitled to receive on such date $1,000 in cash for each $1,000 principal amount of Notes, together with accrued and unpaid interest to, but not including, the Maturity Date. With respect to Global Notes, principal and interest will be paid to the Depositary in immediately available funds. With respect to any certificated Notes, principal and interest will be payable at the Company’s office or agency in New York City, which initially will be the office or agency of the Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Administration and at the Company’s office or agency in Miami, Florida, which initially will be the office or agency of the Trustee located at 200 South Biscayne Blvd., Suite 1870, Miami, Florida 33131, Attention: Corporate Trust Administration. If the Maturity Date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall be accrue thereon.

(c) Payment of Interest. Interest on the Notes will accrue at the rate of 1.875% per annum, from May 16, 2008 until the principal thereof is paid or made available for payment. Interest shall be payable on May 1 and November 1 of each year (each, an “Interest Payment Date”), commencing November 1, 2008, to the Person in whose name any Note is registered on the Register at the close of business on any Regular Record Date with respect to the applicable Interest Payment Date, except that the interest payable on the Maturity Date will be paid to the Person to whom the principal amount is paid. Notwithstanding the foregoing, any Notes or portion thereof surrendered for conversion after the close of business on the Regular Record Date for an Interest Payment Date but prior to the applicable Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made:

(i) with respect to conversions after the close of business on April 15, 2013;

(ii) with respect to conversions during such period commencing on the date the Company has given notice of a Fundamental Change pursuant to Section 10.01(4) to, and including, the second Scheduled Trading Day immediately preceding the corresponding Fundamental Change Repurchase Date; or

(iii) with respect to any overdue interest, if overdue interest exists at the time of conversion with respect to such Notes.

Interest on the Notes for a Full Interest Period will be computed on the basis of a three-hundred sixty (360)-day year comprised of twelve (12) thirty (30)-day months. Interest on the Notes for a period other than a Full Interest Period will be calculated on the basis of the actual number of days elapsed during the period and a three-hundred sixty-five (365)-day year.

The Company shall pay interest on:

(i) any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;

(ii) any Notes in certificated form having a principal amount of less than $5,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided, however, that, at maturity, interest will be payable as described in Section 2.03(b); and

(iii) any Notes in certificated form having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the election of the holder of such Notes duly delivered to the trustee at least five (5) Business Days prior to the relevant Interest Payment Date, provided, however, that, at maturity, interest will be payable as described in Section 2.03(b).

If an Interest Payment Date is not a Business Day, payment shall instead be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

SECTION 2.04. Execution and Authentication. One Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. Upon the written order of the Company signed by an Officer, the Trustee shall authenticate a Note executed by the Company. The signature of the Trustee on the Note shall be conclusive evidence that the Note has been duly and validly authenticated under this Indenture. A Note shall be dated the date of its authentication.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.05. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Registrar shall keep a register of the Notes (the “Register”) and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes, (ii) the custodian with respect to the Global Notes, (iii) Conversion Agent and (iv) Bid Solicitation Agent.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.06. Paying Agent to Hold Money in Trust. Prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary of the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.07. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with Section 312(a) of the Trust Indenture Act. If the Trustee is not the Registrar, or to the extent otherwise required under the Trust Indenture Act, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders and the Company shall otherwise comply with Section 312(a) of the Trust Indenture Act.

SECTION 2.08. Exchange and Registration of Transfer of Notes; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office the Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

Upon surrender for registration of transfer of any Notes to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.08, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge shall be made to any holder for any registration of, transfer or exchange of Notes, but the Company or the Trustee may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

Neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) any Note or portions thereof surrendered for conversion pursuant to Article 10 or (b) any Note or portions thereof tendered for repurchase (and not withdrawn) pursuant to Article 3.

(b) The following provisions shall apply only to Global Notes:

(i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian for the Global Notes therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor Depositary has not been appointed by the Company within ninety (90) calendar days, or (B) the Company, at its option, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes. Any Global Note exchanged pursuant to this Section 2.08(b)(ii) shall be so exchanged in whole and not in part.

(iii) In addition, certificated Notes will be issued in exchange for beneficial interests in a Global Note upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Notes or this Indenture, including its rights following the occurrence of an Event of Default.

(iv) Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) or (iii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Notes or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Notes to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar, provided that pending completion of the exchange of a Global Note, the Trustee acting as custodian for the Global Notes for the Depositary or its nominee with respect to such Global Notes, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Notes issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(v) In the event of the occurrence of any of the events specified in clause (ii) above or upon any request described in clause (iii) above, the Company will promptly make available to the Trustee a sufficient supply of certificated Notes in definitive, fully registered form, without interest coupons.

(vi) Neither any members of, or participants in, the Depositary (the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Notes registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Notes.

(vii) At such time as all interests in a Global Note have been repurchased, converted, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Note. At any time prior to such cancellation, if any interest in a Global Note is repurchased, converted, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the custodian for the Global Note, at the direction of the Trustee, to reflect such reduction.

(c) Every Note (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.08(c) to bear the Restricted Note Legend set forth in Exhibit A (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Exhibit B, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.08(c) (including those set forth in the Restricted Note Legend in Exhibit A and the legend set forth in Exhibit B) unless such restrictions on transfer shall be waived by written consent of the Company following receipt of legal advice supporting the permissibility of the waiver of such transfer restrictions, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.08(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Until one year after the last date of original issuance of the Notes, any certificate evidencing a Restricted Security shall bear a legend in substantially the form set forth in Exhibit A, as the Restricted Note Legend (or as set forth in Exhibit B, in the case of Common Stock issued upon conversion of the Notes), unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing as set forth above, with written notice thereof to the Trustee.

In connection with any transfer of the Notes prior to the date one year after the last date of original issuance of the Notes, the holder must complete and deliver the form of assignment set forth on the certificate representing the Note, with the appropriate box checked, to the Trustee (or any successor Trustee, as applicable). If the proposed transfer is pursuant to clause 1(D) of the Registered Note Legend, the holder must, prior to such transfer, furnish to the Trustee (or any successor Trustee, as applicable), such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Restricted Note Legend will be removed from a certificate representing a Note upon the earlier of the transfer of the Note evidenced thereby pursuant to clause 1(B) of the Restricted Note Legend or the expiration of one year from the last date of original issuance of the Notes.

Any Notes that are Restricted Securities and as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Note Legend set forth therein have been satisfied may, upon surrender of such Notes for exchange to the Registrar in accordance with the provisions of this Section 2.08, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.08(c). If such Restricted Security surrendered for exchange is represented by a Global Note bearing the Restricted Note Legend, the principal amount of the legended Global Notes shall be reduced by the appropriate principal amount and the principal amount of a Global Note without a Restricted Note Legend shall be increased by an equal principal amount. If a Global Note without the Restricted Note Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary.

(d) Any Restricted Securities, prior to the expiration of a one year period after the last date of original issuance of the Notes, purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(e) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders of Notes and all payments to be made to holders of Notes under the Notes shall be given or made only to or upon the order of the registered holders of Notes (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Notes shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Agent Members) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.09. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Noteholder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Noteholder (i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Noteholder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss, expense, claim or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Company and the Trustee may charge the Noteholder for their expenses in replacing a Note. In case any Notes which has matured or is about to mature or has been properly tendered for repurchase on a Fundamental Change Repurchase Date (and not withdrawn), or is to be converted into Common Stock, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Notes, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Notes), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Notes and of the ownership thereof.

Every replacement Note is an additional obligation of the Company.

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.10. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Fundamental Change Repurchase Date or Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.11. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Notes shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

SECTION 2.12. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.13. Defaulted Interest. Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of thirty (30) calendar days, shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and interest (to the extent lawful) on such defaulted interest at the annual rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company at its election, in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than thirty (30) calendar days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the Special Interest Payment Date and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given to each Noteholder, not less than ten (10) calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c) Subject to the foregoing provisions of this Section 2.13, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.14. CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of repurchase as a convenience to Noteholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any changes to the CUSIP and ISIN numbers.

ARTICLE 3

Repurchase of Notes

SECTION 3.01. Repurchase at Option of Holders Upon a Fundamental Change. (a) If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Noteholder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes for cash, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days and not more than thirty-five (35) Business Days after the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). If such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall instead pay the principal amount to the holders of the Notes surrendering the Notes for repurchase pursuant to this Section 3.01, and pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the holder of record on the close of business on the corresponding Regular Record Date. Repurchases of Notes under this Section 3.01 shall be made, at the option of the holder thereof, upon:

(1) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Expiration Time”); and

(2) delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Paying Agent in New York City, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(i) the certificate numbers, if any, of Notes to be tendered for repurchase, or the appropriate Depositary information if the Notes in respect of which such Fundamental Change Repurchase Notice is being submitted is represented by a Global Note;

(ii) the portion of the principal amount of Note to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Note is to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.

All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

Notwithstanding anything herein to the contrary, any Noteholder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) On or before the fifth (5th) calendar day after the occurrence of a Fundamental Change, the Company shall mail or cause to be mailed to all Holders of the Notes, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. The Company shall also deliver a copy of the Fundamental Change Company Notice to the Trustee, the Paying Agent and the Conversion Agent. The Company will also publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in New York City or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) that the Notes are eligible to be converted, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate resulting from such Fundamental Change transaction and expected changes in the cash, shares or other property deliverable upon conversion of the Notes as a result of the occurrence of the Fundamental Change, and the method the Company has chosen to satisfy its Conversion Obligation, if any;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(ix) that the Holder must exercise the repurchase right by the Fundamental Change Repurchase Expiration Time;

(x) that the Holder shall have the right to withdraw any Notes tendered prior to the Fundamental Change Repurchase Expiration Time;

(xi) state the CUSIP number of the Notes; and

(xii) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Noteholders or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

(c) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default other than an Event of Default that is cured by the payment of the Fundamental Change Repurchase Price of the Notes.

SECTION 3.02. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(1) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note;

(2) the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and

(3) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or multiples of $1,000.

SECTION 3.03. Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06, an amount of cash (in immediately available funds if deposited on the Fundamental Change Repurchase Date), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.

If on the Fundamental Change Repurchase Date the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Notes that Holders have elected to require the Company to repurchase in accordance with Section 3.01, then, on the Fundamental Change Repurchase Date, such Notes will cease to be outstanding, interest will cease to accrue and all other rights of the Holders of such Notes will terminate, other than the right to receive the Fundamental Change Repurchase Price upon delivery or book-entry transfer of the Notes. This will be the case whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent.

SECTION 3.04. Notes Repurchased in Part. Upon presentation of any Notes repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.

SECTION 3.05. Covenant to Comply with Securities Laws Upon Repurchase of Notes. The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, file the related Schedule TO or any other schedule required in connection with any offer by the Company to repurchase the Notes and comply with all other federal and state securities laws in connection with any offer by the Company to repurchase the Notes.

ARTICLE 4

Covenants

SECTION 4.01. Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, The City of New York and in Miami, Florida, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. As of the date of this Indenture, such New York City office is located at the office of the Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Administration and such Miami, Florida office is located at the office of the Trustee located at 200 South Biscayne Blvd., Suite 1870, Miami, Florida 33131, Attention: Corporate Trust Administration and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

So long as the Trustee is the Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.08. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the Noteholders it can identify from its records.

SECTION 4.03. Reports; 144A Information.

(a) The Company shall deliver to the Trustee, within fifteen (15) calendar days after it would have been required to file them with the SEC, copies of the Company’s annual reports on Form 10-K and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had it continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had the Company continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

(b) The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes or any Common Stock issued upon conversion thereof which continue to be Restricted Securities and any prospective purchaser of Notes or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes or such Common Stock, until such time as such securities are not longer “restricted securities” within the meaning of Rule 144 under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for information purposes only and Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed otherwise.

SECTION 4.04. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the holders of Notes.

SECTION 4.05. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent:

(i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary of the Company or upon the income, profits or property of the Company or any Significant Subsidiary of the Company;

(ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary of the Company; and

(iii) all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion or repurchase of any Notes or with respect to this Indenture;

provided that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.06. Compliance Certificate. The Company shall deliver to the Trustee within one-hundred twenty (120) calendar days after the end of each fiscal year of the Company a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not, to the knowledge of such officer, any Default or Event of Default occurred during such period and if so, describing each Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the Trust Indenture Act.

SECTION 4.07. Further Instruments and Acts. The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.08. Additional Interest. If Additional Interest or Reporting Additional Interest, as applicable, is payable by the Company, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest or Reporting Additional Interest, as applicable, that is payable and (ii) the date on which such Additional Interest or Reporting Additional Interest, as applicable, is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest or Reporting Additional Interest, as applicable, is payable.

SECTION 4.09. Statement by Officer as to Default. The Company shall deliver to the Trustee, promptly and in any event within thirty (30) calendar days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto. Except with respect to receipt of Note payments and any Default or Event of Default information contained in the Officers’ Certificate delivered pursuant to this Section 4.09, the Trustee shall have no duty to review, ascertain or confirm the Company’s compliance with, or breach of any representation, warranty or covenant made in this Indenture.

SECTION 4.10. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time; the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.11. Covenant to Obtain Prior Shareholder Approval. If the Company is satisfying its Conversion Obligation in shares of Common Stock or a combination of cash and shares of Common Stock, the Company shall not enter into any transaction, or take any other action, that will require an adjustment to the Conversion Rate that would exceed the number of shares of Common Stock that would require shareholder approval under the continued listing standards of the Nasdaq Stock Market LLC without having obtained prior stockholder approval.

ARTICLE 5

Successor Company

SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, another Person, unless:

(a) either (i) the Company is the surviving corporation, or (ii) if the Company is not the surviving corporation, the resulting, surviving or transferee person (the “Successor Company”) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, and a supplemental agreement, all of the Company’s obligations under the Notes, this Indenture and, to the extent then still operative, the Registration Rights Agreement;

(b) immediately after giving effect to the transaction described above, no Default or Event of Default, has occurred and is continuing;

(c) if as a result of such transaction, the Notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or the Successor Company, as applicable, under the Notes, this Indenture and the Registration Rights Agreement; and

(d) the Company has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel pursuant to Section 5.03.

SECTION 5.02. Successor to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the surviving corporation and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, and, if applicable, by supplemental agreement, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of all of the obligations of the Company under the Registration Rights Agreement, such Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named herein as the party of this first part, and SBA Communications Corporation shall be discharged from its obligations under the Notes, this Indenture and the Registration Rights Agreement. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of SBA Communications Corporation any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, upon compliance with this Article 5 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

SECTION 5.03. Opinion of Counsel to Be Given Trustee. Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 5.

ARTICLE 6

Defaults and Remedies

SECTION 6.01. Events of Default. An “Event of Default” occurs if:

(a) the Company defaults in any payment of interest on any Note when the same becomes due and payable and such default continues for a period of thirty (30) calendar days;

(b) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at its maturity, upon required repurchase, upon declaration or otherwise;

(c) the Company fails to deliver Common Stock, cash or a combination of the foregoing, as required pursuant to Article 10 upon the conversion of any Notes, and such failure continues for five (5) calendar days following the scheduled settlement date for such conversion;

(d) the Company fails to comply with Article 5;

(e) the Company fails to provide notice of the anticipated effective date or actual effective date of a Fundamental Change, Make-Whole Fundamental Change or distributions pursuant to Sections 3.01(b), 10.01(3) or 10.01(4), in each case, on a timely basis as required in this Indenture;

(f) the Company fails to comply with any term, covenants or agreements contained in the Notes or this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with) and such failure continues for sixty (60) calendar days after the written notice specified below is given to the Company;

(g) default by the Company or any Subsidiary of the Company in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any debt for money borrowed in excess of $50,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Subsidiary of the Company, whether such debt now exists or shall hereafter be created, resulting in such debt becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within thirty (30) calendar days after the written notice specified below is given to the Company;

(h) a final judgment for the payment of $50,000,000 (or its foreign currency equivalent) or more rendered against the Company or any Subsidiary of the Company, which judgment is not fully covered by insurance or not discharged or stayed within ninety (90) calendar days after (A) the date on which the right to appeal thereof has expired if no such appeal has commenced or (B) the date on which all rights to appeal have been extinguished;

(i) the Company pursuant to or within the meaning of any Bankruptcy Law:

(1) commences a voluntary case;

(2) consents to the entry of an order for relief against it in an involuntary case;

(3) consents to the appointment of a Custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors; or

(5) or takes any comparable action under any foreign laws relating to insolvency; or

(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company in an involuntary case;

(2) appoints a Custodian of the Company or for any substantial part of its property;

(3) orders the winding up or liquidation of the Company; or

(4) or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for sixty (60) calendar days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (f) or (g) of this Section 6.01 is not an Event of Default until the Trustee or the Noteholders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in clause (f) or (g) of this Section 6.01, as applicable, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(i) or (j) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(i) or (j) with respect to the Company occurs, the principal of and accrued and unpaid interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders.

At any time after such a declaration of acceleration with respect to the Notes has been made or occurred and before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Notes, by written notice to the Company and the Trustee, may:

(a) waive by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Note (including payments pursuant to the required repurchase provisions on such Note, as set forth in Article 3) when due, (ii) a Default or Event of Default in the satisfaction of the Company’s Conversion Obligations with respect to a Note or (iii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected; and

(b) rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest on all Notes;

(B) the principal amount of any Notes which have become due otherwise than by such declaration of acceleration;

(C) interest (to the extent lawful) upon overdue interest or principal (or Fundamental Change Repurchase Price, if applicable) to the date of such payment or deposit at the rate prescribed therefor in this Indenture; and

(D) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(2) rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3) all Events of Default with respect to Notes, other than the non-payment of the principal amount of the Notes and any accrued and unpaid interest that have become due solely by such declaration of acceleration, have been cured or waived.

No such waiver or rescission and annulment shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. Subject to Section 6.02, the Holders of a majority in principal amount of the Notes by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except:

(i) a Default in the payment of the principal of or interest on a Note when due;

(ii) a Default arising from the failure of the Company to deliver Common Stock, cash or a combination of the foregoing, as applicable, upon the conversion of any Notes pursuant to the terms of this Indenture;

(iii) a Default arising from the failure to repurchase any Note when required pursuant to the terms of this Indenture; or

(iv) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected.

When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability or expense for which the Trustee has not received adequate indemnity as determined by it in good faith; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnity or security reasonably satisfactory to it in its sole discretion against all losses, liabilities, and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal or interest when due, no Noteholder may pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Noteholder has previously given to the Trustee written notice stating that an Event of Default is continuing;

(b) the Holders of at least 25% in principal amount of the Notes have made a written request to the Trustee to pursue the remedy;

(c) such Noteholder or Noteholders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(d) the Trustee has not complied with such request within sixty (60) calendar days after receipt of such request and the offer of security or indemnity; and

(e) the Holders of a majority in principal amount of the Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such sixty (60)-calendar day period.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07. Rights of Noteholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of principal (including payments pursuant to the required repurchase provisions of the Notes) of and interest on the Notes held by such Noteholder, on or after the respective due dates expressed in the Notes or in the event of repurchase, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder. In addition, notwithstanding any other provision of this Indenture, the right of any Noteholder to enforce its rights of conversion in accordance with the provisions of Article 10, on or after the applicable date for settlement of the Company’s Conversion Obligation, shall not be impaired or affected without the consent of such Noteholder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel) and the Noteholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or property and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter, and may vote on behalf of the Noteholders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Noteholder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal (including payments pursuant to the required repurchase provisions of the Notes) and interest, ratably without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (including payments pursuant to the required repurchase provisions of the Notes) and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least fifteen (15) calendar days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.07 or a suit by Noteholders of more than 10% in principal amount of the Notes.

SECTION 6.12. Failure to Comply with Reporting Covenant. Notwithstanding anything to the contrary in this Indenture, the sole remedy for an Event of Default relating to the Company’s failure to perform or observe the covenant in Section 4.03(a) will for the 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (the “Reporting Additional Interest”) on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes. Reporting Additional Interest will be payable in the same manner and on the same Interest Payment Dates as the stated interest payable on the Notes. Reporting Additional Interest will accrue on all outstanding Notes from, and including, the date on which an Event of Default relating to a failure by the Company to comply with its obligations pursuant to Section 4.03(a) first occurs to, but not including, the three-hundred sixty-fifth (365th) day thereafter (or such earlier date on which the Event of Default relating to the Company’s obligations pursuant to Section 4.03(a) shall have been cured or waived). On such three-hundred sixty-fifth (365th) day (or earlier, if an Event of Default relating to the Company’s obligations pursuant to Section 4.03(a) is cured or waived prior to such three-hundred sixty-fifth (365th) day), such Reporting Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 6.02 if such Event of Default is continuing.

ARTICLE 7

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee need only perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(k) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

(l) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Conversion Agent, Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. (a) The Trustee shall not be deemed to have notice of any Default, other than a payment default, unless a Trust Officer shall have been advised in writing that a Default has occurred. No duty imposed upon the Trustee in this Indenture shall be applicable with respect to any Default of which the Trustee is not deemed to have notice.

(b) If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail by first class mail to each Noteholder at the address set forth in the Register notice of the Default or Event of Default within ninety (90) calendar days after it occurs. Except in the case of a Default or Event of Default in payment of principal (including payments pursuant to the required repurchase provisions of such Note) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders.

SECTION 7.06. Reports by Trustee to Noteholders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with Section 313(a) of the Trust Indenture Act, if required by such Section 313(a) of the Trust Indenture Act. The Trustee also shall comply with Section 313(b) of the Trust Indenture Act. The Trustee shall also transmit by mail all reports required by Section 313(c) of the Trust Indenture Act.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee, and hold it harmless, against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by or in connection with the offer and sale of the Notes or the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct and negligence.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Notes.

The Company’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(i) or (j) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Noteholders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within sixty (60) calendar days after the retiring Trustee resigns or is removed, the retiring Trustee or the holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Trust Indenture Act § 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.

ARTICLE 8

Discharge of Indenture

SECTION 8.01. Discharge of Liability on Notes. (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.09) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or upon a repurchase pursuant to Article 3 hereof, and the Company irrevocably deposits with the Trustee money sufficient to pay at maturity or upon repurchase all outstanding Notes, including interest thereon to maturity or such repurchase date (other than Notes replaced pursuant to Section 2.09), and any shares of Common Stock, cash or a combination of cash and shares of Common Stock or other property due in respect of converted Notes, and if in each such case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(b), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Notwithstanding clause (a) above, the Company’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 7.07, 7.08 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.03 and 8.04 shall survive.

SECTION 8.02. Application of Trust Money. The Trustee shall hold in trust money and any shares of Common Stock or other property due in respect of converted Notes deposited with it pursuant to this Article 8. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes or, in the case of any shares of Common Stock or other property due in respect of converted Notes, in accordance with this Indenture in relation to the conversion of Notes pursuant to the terms hereof.

SECTION 8.03. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money and/or securities must look to the Company for payment as general creditors.

SECTION 8.04. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or to deliver any shares of Common Stock or other property due in respect of converted Notes in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money and any shares of Common Stock or other property due in respect of converted Notes in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Noteholders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

SECTION 9.01. Without Consent of Noteholders. The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to comply with Article 5;

(c) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(d) to add guarantees with respect to the Notes;

(e) to secure the Notes;

(f) to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power herein conferred upon the Company;

(g) to make any change that does not materially adversely affect the rights of any Noteholder;

(h) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the Trust Indenture Act;

(i) to make any changes or modifications necessary in connection with the registration of the Notes under the Securities Act as contemplated in the Registration Rights Agreement; provided that such change or modification does not adversely affect the interests of the Noteholders in any material respect; or

(j) to provide for a successor Trustee.

After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02. With Consent of Noteholders. The Company and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), without notice to any other Noteholder. However, without the consent of each Holder of an outstanding Note affected (in addition to the majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes)), an amendment may not:

(a) reduce the principal amount of Notes whose Noteholders must consent to an amendment or waive any past Default;

(b) reduce the rate of or extend the time for payment of interest on any Note;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) make any change that impairs or adversely affect the right of a holder to convert any Notes;

(e) reduce the amount payable in relation to the required repurchase of any Notes upon a Fundamental Change or change the time at which any Notes may be put by Noteholders for repurchase by the Company in accordance with Article 3, or amend or modify in any manner adverse to the Noteholders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in a currency other than that stated in the Note;

(g) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(h) make any change in Section 6.04 or the second sentence of this Section 9.02.

It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Noteholder of a Note shall bind the Noteholder and every subsequent Noteholder of that Note or portion of the Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Noteholder or subsequent Noteholder may revoke the consent or waiver as to such Noteholder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Company or the Trustee and (ii) such amendment or waiver has been executed by the Company and the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than one-hundred twenty (120) calendar days after such record date.

SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Noteholder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Noteholder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to Sections 7.01 and 7.02) shall be fully protected in relying upon, in addition to the documents required by Section 11.04, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

ARTICLE 10

Conversion of Notes

SECTION 10.01. Right to Convert. Upon compliance with the provisions of this Article 10, a Noteholder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or multiple thereof) of such Notes, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date at an initial conversion rate (the “Conversion Rate”) of 24.1196 shares of the Common Stock (subject to adjustments as provided in Sections 10.03 and 10.04 of this Indenture) per $1,000 principal amount of Notes (the “Conversion Obligation”) only under the following circumstances:

(1) Conversion Based on Common Stock Price. During any calendar quarter commencing at any time after June 30, 2008 and only during such calendar quarter, if the Last Reported Sale Price for the Common Stock for at least twenty (20) Trading Days during a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter (the “Stock Price Measurement Period”) is more than 130% of the applicable Conversion Price in effect on the last day of such preceding calendar quarter. Whenever the Notes shall become convertible pursuant to this Section 10.01(1), the Company shall notify all Noteholders, the Trustee and the Conversion Agent promptly and, simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website;

(2) Conversion Upon Satisfaction of Trading Price Condition. During the five (5) Business Day period after any ten (10) consecutive Trading Day period (the “Trading Price Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 10.01(2), for each day in the Trading Price Measurement Period was less than 95% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. In connection with any conversion in accordance with this Section 10.01(2), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless requested by the Company; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 95% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. At such time, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 95% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. Whenever the Notes shall become convertible pursuant to this Section 10.01(2), the Company shall notify all Noteholders, the Trustee and the Conversion Agent promptly and, simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website;

(3) Conversion Upon Specified Distributions to Holders of Common Stock. If the Company elects to:

(i) distribute to all or substantially all holders of its Common Stock certain rights entitling them to purchase, for a period expiring within sixty (60) calendar days after the date of the distribution, its Common Stock at a price less than the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date for such distribution; or

(ii) distribute to all or substantially all holders of its Common Stock the Company’s assets, its debt securities or certain rights to purchase securities of the Company, which distribution has a per share value (as determined by the Board of Directors) exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration for such distribution, then, in each case, the Company shall notify all Noteholders, the Trustee and the Conversion Agent at least twenty (20) Business Days prior to the Ex-Dividend Date for such distribution. Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information, including, but not limited to, the declaration date, and make this information available on its website. Once the Company has given such notice, the Notes may be surrendered for conversion at any time until the earlier of the close of business on the Business Day immediately prior to such Ex-Dividend Date for such distribution or the Company’s announcement that such distribution will not take place. A Holder may not convert any of its Notes based on this Section 10.01(3) if such Holder will participate in the distribution without conversion as a result of holding the Notes on a basis equivalent to a holder of a number of shares of Common Stock equal to the principal amount of such Notes divided by the applicable Conversion Price;

(4) Conversion Upon a Fundamental Change or a Make-Whole Fundamental Change. In the event of a Fundamental Change or a Make-Whole Fundamental Change, a Noteholder may surrender all or a portion of its Notes for conversion at any time beginning on the Business Day following the effective date of such Fundamental Change or Make-Whole Fundamental Change until (a) the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date corresponding to such Fundamental Change or (b) the close of business on the thirty-fifth (35th) Trading Day after the effective date of the Make-Whole Fundamental Change in the case of a Make-Whole Fundamental Change that is not a Fundamental Change. The Company shall notify all Noteholders, the Trustee and the Conversion Agent of the anticipated occurrence of such a Fundamental Change or Make-Whole Fundamental Change no later than five (5) Business Days prior to the anticipated effective date of such Fundamental Change or Make-Whole Fundamental Change. Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website; and

(5) Conversion During the Period From February 19, 2013 to Maturity. Notwithstanding anything herein to the contrary, a Noteholder may surrender all or a portion of its Notes for conversion at any time on or after February 19, 2013 until the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date.

SECTION 10.02. Conversion Procedures; Settlement Upon Conversion; No Adjustment for Interest or Dividends; Cash Payments in Lieu of Fractional Shares. (a) In order to exercise the conversion right with respect to any Notes in certificated form, a Holder must (A) complete and manually sign an irrevocable notice of conversion in the form entitled “Form of Conversion Notice” attached to the reverse of such certificated Note (or a facsimile thereof) (a “Conversion Notice”), (B) deliver such Conversion Notice and certificated Note to the Conversion Agent at the office of the Conversion Agent, (C) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish endorsements and transfer documents as may be required by the Conversion Agent, (D) if required pursuant to Section 10.02(f), pay all transfer or similar taxes or duties and (E) if required pursuant to Section 2.03(c), pay funds equal to interest payable on the next Interest Payment Date.

In order to exercise the conversion right with respect to any interest in a Global Note, a Holder must (A) comply with the Depositary’s procedures for converting a beneficial interest in a Global Note, (B) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish endorsements and transfer documents as may be required by the Conversion Agent and, if required pursuant to Section 10.02(f), pay all transfer or similar taxes or duties; and (C) if required pursuant to Section 2.03(c), pay funds equal to interest payable on the next Interest Payment Date.

The date that the Holder satisfies the foregoing requirements is the “Conversion Date.”

If a Holder has submitted any Notes for repurchase pursuant to Section 3.01, such Notes may be converted only if the Holder submits a withdrawal notice in accordance with Section 3.02 prior to the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date and if such Notes are evidenced by a Global Note, if the Holder complies with appropriate Depositary procedures.

A Noteholder is not entitled to any rights of a holder of Common Stock until such Noteholder has converted its Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article 10.

(b) Except as provided below, the Company may elect to deliver shares of its Common Stock, cash or a combination of cash and shares of Common Stock in satisfaction of the Company’s Conversion Obligation.

The Company shall from time to time make an election with respect to the method it chooses to satisfy its Conversion Obligation. Such election shall be effective until the Company provides notice of an election of a different method of settlement. The Company may not elect a different method of settlement after the fifty-first (51st) Scheduled Trading Day preceding the Maturity Date. As of the date of this Indenture, the Company elects to settle its Conversion Obligation by delivering shares of Common Stock. The Company shall provide to all Noteholders, the Trustee and the Conversion Agent a notice of the newly chosen method of settlement and the effective date of such newly chosen method. Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website.

If the Company elects to satisfy any portion of its Conversion Obligation by delivering cash, the Company shall specify in such notice the fixed dollar amount per $1,000 principal amount of the Notes to be paid in cash; provided the fixed dollar amount due upon conversion shall in no event exceed the Conversion Value.

Settlement (a) in Common Stock only shall occur on the third (3rd) Trading Day following the final Settlement Period Trading Day of the Settlement Period that would be applicable if settlement were in cash or a combination of cash and shares of Common Stock, and (b) in cash or in a combination of cash and Common Stock shall occur on the third (3rd) Trading Day following the final Settlement Period Trading Day of the applicable Settlement Period.

Settlement amounts shall be computed as follows:

(1) if the Company elects to satisfy the entire Conversion Obligation in Common Stock only, the Company shall deliver to such Holder, for each $1,000 principal amount of Notes converted, a whole number of shares of Common Stock equal to the Conversion Rate in effect on the final Settlement Period Trading Day of the Settlement Period that would be applicable if settlement were in cash or a combination of cash and shares of Common Stock (plus cash in lieu of fractional shares, if applicable);

(2) if the Company elects to satisfy the entire Conversion Obligation in cash only, the Company shall deliver to such Holder, for each $1,000 principal amount of Notes converted, cash in an amount equal to the Conversion Value; and

(3) if the Company elects to satisfy the Conversion Obligation in a combination of cash (excluding any cash paid for fractional shares, if applicable) and Common Stock, the Company shall deliver to such Holder, for each $1,000 principal amount of Notes converted: (A) the fixed dollar amount per $1,000 principal amount of the Notes of the Conversion Obligation to be satisfied in cash specified in the notice regarding the Company’s chosen method of settlement or, if lower, the Conversion Value in cash (the “Fixed Cash Amount”) and (B) a number of shares of Common Stock equal to the sum, for each of the forty-five (45) Settlement Period Trading Days in the Settlement Period, of 1/45th of (a) the Conversion Rate then in effect minus (b) the quotient of (x) the Fixed Cash Amount divided by (y) the VWAP of the Common Stock on that Settlement Period Trading Day (plus cash in lieu of fractional shares if applicable).

(c) If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

(e) Upon the conversion of an interest in a Global Note, the Trustee and the Depositary shall reduce the principal amount of such Global Note in their records.

(f) The issue of stock certificates on conversions of Notes shall be made without charge to the converting holder of Notes for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Notes converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(g) Upon conversion, accrued and unpaid interest to the Conversion Date with respect to the converted Notes shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(h) If the Company’s Conversion Obligation is satisfied in Common Stock or a combination of cash and Common Stock, the Noteholder that has converted its Notes (or if such Person designated another Person to whom such Common Stock shall be issued and delivered, such Person) shall be treated as a holder of record of such Common Stock as of the close of business on the final Settlement Period Trading Day of the applicable Settlement Period.

(i) No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If any fractional shares of Common Stock would be issuable upon the conversion of any Note or Notes, the Company shall instead deliver cash with respect to the fractional share calculated by multiplying the daily VWAP of the Common Stock on the final Settlement Period Trading Day of the applicable Settlement Period, by the fractional amount and rounding the product to the nearest cent. If the Company has elected to satisfy the entire Conversion Obligation in Common Stock only, the applicable Settlement Period used to calculate the cash payment under Section 10.02(i) shall be the Settlement Period that would be applicable if settlement of the Conversion Obligation were in cash or a combination of cash and shares of Common Stock.

SECTION 10.03. Increased Conversion Rate Applicable to Securities Converted in Connection With Make-Whole Fundamental Changes. If a Noteholder elects to convert its Notes at any time during the period permitted for conversion in the event of a Make-Whole Fundamental Change, the Conversion Rate applicable to each Note that is surrendered for conversion in accordance with this Article 10 shall be increased by an additional number of shares of Common Stock (the “Additional Shares”).

Any conversion will be deemed to have occurred in connection with a Make-Whole Fundamental Change only if such Notes are surrendered for conversion at a time when the Notes would be convertible in light of the occurrence of the Make-Whole Fundamental Change and notwithstanding the fact that a Note may then be convertible because another condition to conversion has been satisfied.

The number of Additional Shares shall be determined by reference to the table below, based on the date on which such Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the Stock Price paid per share for the Common Stock in such Make-Whole Fundamental Change. The number of Additional Shares set forth in the table below shall be adjusted in the same manner as and as of any date on which the Conversion Rate is adjusted pursuant to this Article 10. The Stock Prices set forth in the first row of the table below (i.e., the column headers) shall be adjusted as of any date on which the Conversion Rate is adjusted to equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which shall be the Conversion Rate immediately prior to the adjustment and the denominator of which shall be the Conversion Rate as so adjusted. The number of Additional Shares in the table will be adjusted in the same manner as the Conversion Rate as set forth in Section 10.04.

The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased based on the Stock Price and Effective Date of the Make-Whole Fundamental Change:

	Stock Price
Effective Date	$34.55	$35.00	$37.50	$40.00	$45.00	$50.00	$55.00	$60.00	$70.00	$80.00	$100.00	$125.00	$150.00	$200.00	$250.00
May 16, 2008	4.82	4.69	4.03	3.49	2.68	2.10	1.69	1.38	0.96	0.70	0.41	0.23	0.13	0.04	0.00
May 1, 2009	4.82	4.81	4.08	3.49	2.61	2.00	1.58	1.27	0.86	0.62	0.35	0.19	0.11	0.03	0.00
May 1, 2010	4.82	4.82	4.09	3.43	2.47	1.83	1.39	1.09	0.71	0.49	0.28	0.15	0.09	0.02	0.00
May 1, 2011	4.82	4.82	3.97	3.23	2.19	1.52	1.10	0.81	0.49	0.33	0.19	0.10	0.06	0.01	0.00
May 1, 2012	4.82	4.70	3.58	2.73	1.60	0.96	0.60	0.40	0.22	0.15	0.09	0.06	0.03	0.01	0.00
May 1, 2013	4.82	4.45	2.54	0.88	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

provided, however, that:

(1) if the actual Stock Price is between two Stock Prices listed in the table above under the column titled “Stock Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the number of Additional Shares shall be determined by the Company by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts, and the two Effective Dates, as applicable, based on a 365-day year;

(2) (a) if the actual Stock Price is greater than $250.00 per share (subject to adjustment), then the Conversion Rate will not be increased, or (b) if the actual Stock Price is less than $34.55 per share (subject to adjustment), then the Conversion Rate will not be increased; and

(3) Notwithstanding the foregoing, in no event will the Conversion Rate as adjusted exceed 28.9396 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to this Article 10.

SECTION 10.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) If the Company shall issue shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR’=CR0	x	OS’
OS0

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date for such dividend or distribution or the effective date of such share split or share combination;

CR’	=	the Conversion Rate in effect immediately after the Record Date for such dividend or distribution or the effective date of such share split or share combination;

OS0	=	the number of shares of Common Stock outstanding at the close of business on the Record Date for such dividend or distribution or the effective date of such share split or share combination; and

OS’	=	the number of shares of Common Stock outstanding immediately after, and solely as a result of, such event.

Such adjustment shall become effective immediately after (x) the Record Date for such dividend or distribution or (y) the effective date of such share split or share combination. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company shall issue to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period of not more than sixty (60) calendar days to subscribe for or purchase shares of the Common Stock, at a price per share less than the Current Market Price of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’=CR0	x	OS0+X
OS0+Y

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the Record Date for such distribution;

OS0	=	the number of shares of the Common Stock that are outstanding at the close of business on the Record Date for such distribution;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

Such adjustment shall become effective immediately after the Record Date for such distribution. In the event that such rights or warrants described in this Section 10.04(b) are not so distributed, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if the Record Date for such distribution had not occurred. To the extent that such rights or warrants are not exercised prior to their expiration or shares of the Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of the Common Stock actually delivered. In determining the aggregate price payable for such shares of the Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration if other than cash to be determined by the Board of Directors.

(c) If the Company shall distribute shares of its Capital Stock, evidences of its indebtedness or other of its assets or property other than (v) dividends or distributions covered by Section 10.04(a); (w) rights or warrants covered by Section 10.04(b); (x) dividends or distributions covered by Section 10.04(d); (y) any dividends and distributions in connection with a Reorganization Event covered by Section 10.05; and (z) any Spin-Off to which the provisions set forth below in this Section 10.04(c) shall apply, (any of such shares of Capital Stock, indebtedness, or other asset or property hereinafter in this Section 10.04(c) called the “Distributed Property”), to all or substantially all holders of its Common Stock, then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR’=CR0	x	SP0
SP0 – FMV

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the Record Date for such distribution;

SP0	=	the Current Market Price; and

FMV	=	the Fair Market Value, on the Record Date for such distribution, of the Distributed Property, expressed as an amount per share of the Common Stock.

With respect to an adjustment pursuant to this Section 10.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series of, or similar equity interest in, a Subsidiary or other business unit of the Company (a “Spin-Off”), that are, or, when issued, will be, quoted or listed on the Nasdaq Global Select Market, Nasdaq Global Market, New York Stock Exchange or any other national or regional securities exchange or market, the Conversion Rate will be instead adjusted based on the following formula:

CR’=CR0	x	FMV0 + MP0
MP0

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the Record Date for such dividend or distribution;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the ten (10) consecutive Trading-Day period commencing on, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period commencing on, and including, the effective date of the Spin-Off.

Such adjustment shall become effective immediately after the Record Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If the Company pays any cash dividend or distribution to all or substantially all holders of its Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’=CR0	x	SP0
SP0– C

where

CR0	=	the Conversion Rate in effect at the close of business on the Record Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the Record Date for such dividend or distribution;

SP0	=	the Current Market Price; and

C	=	the amount in cash per share of Common Stock the Company distributes to holders of its Common Stock.

Such adjustment shall become effective immediately after the Record Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock subject to the tender offer rules, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day immediately succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Conversion Rate shall be adjusted based on the following formula:

CR’=CR0	x	FMV + (SP’ x OS’)
OS0 x SP’

where

CR0	=	the Conversion Rate in effect at the close of business on the Expiration Date;

CR’	=	the Conversion Rate in effect immediately after the Expiration Date;

FMV	=	the Fair Market Value, on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS’	=	the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”);

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Time; and

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the ten (10) consecutive Trading-Day period commencing on the Trading Day immediately following the Expiration Date.

Such adjustment shall become effective immediately prior to the opening of business on the Trading Day immediately following the Expiration Date. If the Company or one of its Subsidiaries is obligated to purchase shares of the Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary of the Company is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.04(e).

(f) Except with respect to a Spin-Off, in cases where the Fair Market Value of assets, debt securities or certain rights, warrants or options to purchase the Company’s securities, or the amount of the cash dividend or distribution applicable to one share of Common Stock, distributed to all or substantially all stockholders:

(i) equals or exceeds the average Last Reported Sale Prices of Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date for such distribution, or

(ii) such average Last Reported Sale Prices exceeds the Fair Market Value of such assets, debt securities or rights, warrants or options, or the amount of cash so distributed by less than $1.00,

rather than being entitled to an adjustment in the Conversion Rate, the Holder of a Note will be entitled to receive upon conversion, in addition to the shares of Common Stock, cash or a combination of cash and shares of Common Stock, the kind and amount of assets, debt securities or rights, warrants or options, or cash comprising the distribution, if any, that such Holder would have received if such Holder had held a number of shares of Common Stock equal to the principal amount of the Notes held divided by the Conversion Price in effect immediately prior to the Record Date for determining the stockholders entitled to receive the distribution.

(g) To the extent permitted by applicable law and subject to the applicable rules of the Nasdaq Global Select Market, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the Company’s best interest, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the increase, which notice will be given at least fifteen (15) calendar days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h) In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

(i) All calculations and other determinations under this Article 10 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. No adjustment pursuant to this Section 10.04 shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. However, any adjustments that are less than 1% of the Conversion Rate shall be carried forward and taken into account in any subsequent adjustment, regardless of whether the aggregate adjustment is less than 1% within one year of the first adjustment carried forward, upon a Fundamental Change, upon a Make-Whole Fundamental Change, and on each day beginning with the forty-seventh (47th ) Scheduled Trading Day and ending on and including the second (2nd) Scheduled Trading Day prior to maturity.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Company will issue a press release containing the relevant information, including, but not limited to, any applicable declaration date, and make this information available on its website. In addition, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth any applicable declaration date and the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Note at its last address appearing on the Register within twenty (20) calendar days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after (i) a Record Date for a dividend or distribution described in Section 10.04(a), 10.04(b), 10.04(d), (ii) the effective date for a share split or share combination of the Common Stock described in Section 10.04(a), (iii) a Record Date for the determination of stockholders entitled to receive rights or warrants pursuant to Section 10.04(b), or (iv) the expiration date for any tender or exchange offer pursuant to Section 10.04(e), (each, a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Notes converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fractional share pursuant to Section 10.04. For purposes of this Section 10.04(k), the term “Adjustment Event” shall mean:

(1) in any case referred to in clause (i) hereof, the date any such dividend or distribution is paid or made;

(2) in any case referred to in clause (ii) hereof, the occurrence of such event;

(3) in any case referred to in clause (iii) hereof, the date of expiration of such rights or warrants; and

(4) in any case referred to in clause (iv) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(l) Notwithstanding any of the foregoing clauses in this Section 10.04, the applicable Conversion Rate will not be adjusted pursuant to this Section 10.04 if the Holders of the Notes will participate in the transaction that would otherwise give rise to adjustment pursuant to this Section 10.04 without conversion of such Holder’s Notes on a basis equivalent to a holder of a number of shares of Common Stock equal to the principal amount of the Notes held by the Holder divided by the applicable Conversion Price. In no event will the Company adjust the

Conversion Rate to the extent that the adjustment would reduce the Conversion Price below the par value per share of Common Stock. In addition, the applicable Conversion Rate will not be adjusted:

(1) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

(2) upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries; or

(3) for a change in the par value of the Common Stock.

(m) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(n) Whenever any provision of this Article 10 requires a calculation of a number of shares of Common Stock equal to a sum or an average of Last Reported Sale Prices over a span of multiple days, the Company will make appropriate adjustments (determined by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the sum or average is to be calculated.

SECTION 10.05. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur:

(a) any reclassification of the outstanding Common Stock (other than a change in par value or as a result of a share split or share combination to which Section 10.04(a) applies);

(b) any share exchange, consolidation or merger of the Company with or into another Person; or

(c) any conveyance, transfer, sale, lease or other disposition to any other Person or Persons of all or substantially all of the Company’s consolidated assets,

and, in either case, the holders of Common Stock received cash, securities or other property (the “Reference Property”) in exchange for such Common Stock (any such event or transaction, a “Reorganization Event”), in each case, the Company or the Successor Company, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Notes shall, without the consent of any Noteholder, become convertible based on the type and amount of consideration that a holder of a number of shares of Common Stock equal to the principal amount of Notes divided by the Conversion Price shall have received in such Reorganization Event. If the Reorganization Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively made such an election. In all cases, the provisions under Section 10.02 shall continue to apply with respect to the calculation of the Conversion Obligation and the method of settlement. The Company hereby agrees not to become a party to any such transaction unless its terms are consistent with the foregoing. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Article 10.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at the address of such Holder as it appears on the Register of the Notes maintained by the Registrar, within twenty (20) calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 10.05 shall similarly apply to successive reclassifications, consolidations, mergers, conveyances, transfers, sales, leases or other dispositions.

(d) If this Section 10.05 applies to any event or occurrence, Section 10.04 shall not apply.

SECTION 10.06. Certain Covenants. (a) The Company shall, prior to the issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Notes.

(b) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be duly and validly issued and fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(c) The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted and shall keep listed or quoted all such shares of Common Stock on each U.S. national securities exchange or automatic quotation system or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

SECTION 10.07. Notice to Holders Prior to Certain Actions. Except where notice is required pursuant to Section 10.01, in case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.04; or

(b) the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 10.04; or

(c) of any reclassification of the Common Stock of the Company (other than a share split or share combination of its outstanding Common Stock, or a change in par value), or of any share exchange, consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, transfer, sale, lease or other disposition of all or substantially all of the consolidated assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at his address appearing on the Register provided for in Section 2.05, as promptly as possible but in any event at least twenty (20) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the declaration date of the dividend or other distribution, (y) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (z) the date on which such reclassification, share exchange, consolidation, merger, conveyance, transfer, sale, lease or other disposition, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 10.08. Stockholder Rights Plans. If the rights provided for in any rights plan adopted by the Company have not separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, upon conversion of Notes, the converting Holder will receive, in addition to shares of Common Stock, if any, the rights under the applicable stockholders rights agreement. If such rights have separated from the Common Stock, the Conversion Rate will be adjusted as provided in Section 10.04(c).

SECTION 10.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Conversion Rate or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any event referred to in such Section 10.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 10.01 has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 10.01 with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 10.01.

ARTICLE 11

Miscellaneous

SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control.

SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

SBA Communications Corporation

5900 Broken Sound Parkway NW

Boca Raton, Florida 33487

Attention: Thomas P. Hunt, Esq.

if to the Trustee:

U.S. Bank National Association

200 South Biscayne Blvd., Suite 1870

Miami, Florida 33131

Attention: Corporate Trust Administration

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder’s address as it appears on the Register of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communication by Noteholders with Other Noteholders. Noteholders may communicate pursuant to Trust Indenture Act § 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06. When Notes Disregarded. In determining whether the Noteholders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Business Day. A “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

SECTION 11.09. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.10. No Recourse Against Others. A director, officer, employee, incorporator, stockholder or partner, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.13. Qualification of Indenture. The Company shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the registration of the resale of the Notes and the printing of this Indenture and the Notes.

SECTION 11.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.15. Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 11.16. Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under the Indenture and the Notes. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

SBA COMMUNICATIONS CORPORATION, as Issuer

By:	/s/ Thomas P. Hunt
Name:	Thomas P. Hunt
Title:	Senior Vice President, Chief Administrative Officer and General Counsel

U.S. BANK NATIONAL ASSOCIATION, as Trustee,

By:	/s/ Michael C. Daly
Name:	Michael C. Daly
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Note Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN ONE YEAR AFTER THE LAST DATE OF THE ORIGINAL ISSUANCE OF THE 1.875% CONVERTIBLE SENIOR NOTES DUE 2013 OF SBA COMMUNICATIONS CORPORATION RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF TRANSFER; (C) ONLY WITH RESPECT TO THIS SECURITY, TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; (2) THAT IT WILL

DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED PURSUANT TO CLAUSE (1)(C) ABOVE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND (3) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE LAST DATE OF THE ORIGINAL ISSUANCE OF THIS SECURITY, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No.

1.875% Convertible Senior Note due 2013

CUSIP No.:

ISIN No.:

SBA COMMUNICATIONS CORPORATION, a Florida corporation, promises to pay to [Cede & Co.] 1, or registered assigns, the principal sum of [            ] Million Dollars ($            ) [or such lesser amount as is indicated in the records of the Trustee and DTC]2, on May 1, 2013, and to pay interest thereon from May 16, 2008, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 of each year, commencing November 1, 2008, at the rate of 1.875% per annum, until the principal hereof is paid or made available for payment or converted. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture (as defined on the reverse hereof).

Interest on the Notes for a Full Interest Period will be calculated on the basis of a three-hundred sixty (360)-day period consisting of twelve (12) thirty (30)-day months. Interest on the Notes for a period other than a Full Interest Period will be calculated on the basis of the actual number of days elapsed during the period and a three-hundred sixty-five (365)-day year. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[1]	Use bracketed language only if Global Note.
[2]	Use bracketed language only if Global Note.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture (as defined on the reverse hereof) or be valid or obligatory for any purpose.

Dated:

SBA COMMUNICATIONS CORPORATION,

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

1.875% Convertible Senior Note due 2013

SBA COMMUNICATIONS CORPORATION, a Florida corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued this Note under an Indenture dated as of May 16, 2008, (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered. Except as specifically provided in Section 1(a) hereof, all terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

1.	Further Provisions Relating to Interest

(a) Additional Interest. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of May 16, 2008, between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”). The Company shall pay Additional Interest on the Notes under the circumstances and in the manner specified in the Registration Rights Agreement. No Additional Interest shall be payable on any Notes that have been converted into shares of Common Stock or such Common Stock.

(b) In the event of the Company’s failure to perform or observe the covenant in Section 4.03(a) of the Indenture, the Company will pay additional interest (the “Reporting Additional Interest”) on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes for the three-hundred sixty-five (365) days after the occurrence of such an Event of Default. Reporting Additional Interest will be payable in the same manner and on the same Interest Payment Dates as the stated interest payable on the Notes. Reporting Additional Interest will accrue on all outstanding Notes from, and including, the date on which an Event of Default relating to a failure by the Company to comply with its obligations pursuant to Section 4.03(a) of the Indenture first occurs to, but not including, the three-hundred sixty-fifth (365th) day thereafter (or such earlier date on which the Event of Default relating to the Company’s obligations pursuant to Section 4.03(a) of the Indenture shall have been cured or waived). On such three-hundred sixty-fifth (365th) day (or earlier, if an Event of Default relating to the Company’s obligations pursuant to Section 4.03(a) of the Indenture is cured or waived prior to such three-hundred sixty-fifth (365th) day), such Reporting Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 6.02 of the Indenture if such Event of Default is continuing.

(c) Except as otherwise specifically set forth, all references herein to “interest” include Defaulted Interest, if any, Additional Interest, if any, and Reporting Additional Interest, if any.

2.	Method of Payment

The Company will pay interest on the Notes (except Defaulted Interest) to the Persons who are registered holders of Notes at 5:00 p.m., New York City time, on the April 15 and October 15 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date, except as otherwise provided in the Indenture. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

The Company shall pay interest on:

(i) any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;

(ii) any Notes in certificated form having a principal amount of less than $5,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided, however, that the interest payable on the Maturity Date will be paid to the Person to whom the principal amount is paid; and

(iii) any Notes in certificated form having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Notes duly delivered to the trustee at least five (5) Business Days prior to the relevant Interest Payment Date, provided, however, that the interest payable on the Maturity Date will be paid to the Person to whom the principal amount is paid.

3.	Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent

Initially, U.S. Bank National Association, a national banking association organized under the laws of the United States (the “Trustee”), will act as Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar, Conversion Agent or Bid Solicitation Agent without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Sinking Fund

The Notes are not subject to any sinking fund.

5.	Repurchase of Notes at the Option of Noteholders

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date. The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the fifth (5th) calendar day after the occurrence of such Fundamental Change.

6.	Conversion

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture and prior to 5:00 p.m. (New York City time) on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or multiples thereof at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in New York City and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by its duly authorized attorney. Upon conversion, the Company shall satisfy its Conversion Obligation in shares of Common Stock, cash or a combination of cash and shares of Common Stock. As of the date of the Indenture, the Company has elected to satisfy its Conversion Obligation in shares of Common Stock. The Company may elect, in accordance with the Indenture, a different settlement method pursuant to the terms of the Indenture. The initial Conversion Rate shall be 24.1196 shares of Common Stock for each $1,000 principal amount of Notes. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the Holder, as provided in the Indenture, in respect of any fraction of a share that would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the Indenture.

7.	Denominations, Transfer, Exchange

The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

8.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

9.	Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money and/or securities must look to the Company for payment as general creditors.

10.	Amendment, Waiver

Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes and the waiver of any Event of Default (other than with respect to nonpayment, or failure to satisfy the Conversion Obligation or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.

In addition, the Indenture permits an amendment of the Indenture or the Notes without the consent of any Holder under circumstances specified in the Indenture. The Indenture also permits an amendment of the Indenture or the Notes only with the consent of any Holder affected thereby under circumstances specified in the Indenture.

11.	Defaults and Remedies

Except as specified in the Indenture, if an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Noteholders unless such Noteholders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Subject to certain exceptions, no Noteholder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Noteholder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Noteholders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within sixty (60) calendar days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request during such sixty (60)-calendar day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Noteholder or that would involve the Trustee in personal liability or expense for which the Trustee has not received adequate indemnity as determined by it in good faith. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

12.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13.	No Recourse Against Others

A director, officer, employee, incorporator, stockholder or partner, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

14.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

15.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

16.	GOVERNING LAW

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

17.	CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any holder of Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Note.

CONVERSION NOTICE

TO:	SBA COMMUNICATIONS CORPORATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock, cash or a combination of cash and shares of Common Stock deliverable or payable upon such conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash, if any, and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted (if less than all):

$

Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO:	SBA COMMUNICATIONS CORPORATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from SBA Communications Corporation (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):

Social Security or Other Taxpayer Identification Number:

ASSIGNMENT

For value received              hereby sell(s) assign(s) and transfer(s) unto              (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints              attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Notes prior to the first anniversary of the last date of original issuance of the Notes, the undersigned confirms that such Notes are being transferred:

☐	To SBA Communications Corporation or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Notes has been transferred to SBA Communications Corporation or a subsidiary thereof, the undersigned confirms that such Notes are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

FORM OF RESTRICTIVE LEGEND FOR

COMMON STOCK ISSUED UPON CONVERSION3

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT, WITHIN ONE YEAR AFTER THE LAST DATE OF THE ORIGINAL ISSUANCE OF THE NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF TRANSFER; OR (C) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE LAST DATE OF THE ORIGINAL ISSUANCE OF THE NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[3]	This legend should be included only if the shares of Common Stock are Restricted Securities.

B-1